Exhibit 10.62

PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS

THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (“Agreement”) is entered into as of October ___, 2003, by and between Foothill-Operon I, LLC, a California limited liability company (“Seller”), and Bedford Property Investors, Inc., a Maryland corporation (“Bedford”), for the sale to Bedford of the Property (defined in Section 1.2.9) located in the City of Lake Forest (the “City”), County of Orange (the “County”), and State of California (the “State”).  In consideration of the mutual covenants and agreements set forth in this Agreement, Bedford and Seller agree as follows.

ARTICLE 1

DEFINITIONS AND EXHIBITS

1.1

Defined Business Terms.  Each of the following business terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

1.1.1

“Agreement Date” is the date first set forth above.

1.1.2

“Closing” and “Closing Date” shall be ten days after the end of the Inspection Period (defined in Section 1.1.4) but not later than October 31, 2003, except as may be extended by Seller as set forth in Section 8.1, and shall be the date upon which the Deed (defined in Section 1.2.3) is recorded in the Official Records of the County.

1.1.3

“Deposit” is Four Hundred Thousand Dollars ($400,000.00).

1.1.4

“Inspection Period” means the period expiring at 6:00 p.m. San Francisco time on October 20, 2003.

1.1.5

“Purchase Price” is Forty One Million Seven Hundred Fifty Thousand Dollars ($41,750,000.00).

1.2

Other Defined Terms.  In addition to the terms defined in Section 1.1 and elsewhere throughout this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

1.2.1

“Broker” means CB Richard Ellis, located at 3501 Jamboree Road, Suite 100, Newport Beach, CA  92660.

1.2.2

“Code” means the Internal Revenue Code of 1986, as amended.

1.2.3

“Deed” means the Grant Deed conveying to Bedford title to the Real Property, Appurtenances and Improvements as provided in Section 8.3.1.

1.2.4

 “Environmental Laws” mean any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions, Hazardous Materials or medical waste.

1.2.5

“Escrow” means that certain Escrow to be opened with the Escrow Holder (defined in Section 1.2.6) with respect to this Agreement and the Closing of the sale of the Property.

1.2.6

“Escrow Holder” means First American Title located at 1850 Mt. Diablo Blvd., Suite 300, Walnut Creek, CA  94596; Attention:  Pamela Nicolini; telephone number:  (925) 927-2173; FAX number:  (925) 927-2180.

1.2.7

“Hazardous Materials” mean any “Hazardous Substances” as defined in Section 13.2.1 (3), except that Hazardous Materials shall not include any substance or material that is not a Hazardous Substance as of the Agreement Date, but which thereafter becomes a Hazardous Substance.

1.2.8

“Leases” mean all leases with Tenants (hereafter defined) in effect on the Agreement Date or which are executed subsequent to the Agreement Date in accordance with the provisions of Section 10.1.4 which are to be assigned to Bedford at the Close of Escrow.

1.2.9

“Property” means all of the items referred to in subparagraphs (a), (b), (c), (d) and (e) below:

(a)

Real Property.  All that certain real property consisting of approximately 11.1 acres of land located in Foothill Ranch, California, being all of the development commonly known as 26632, 26642 and 26672 Towne Centre Drive, Foothill Ranch, California, all as more particularly described in Exhibit A attached hereto (the “Real Property”);

(b)

Appurtenances.  All of Seller’s rights, privileges and easements appurtenant to the Real Property, including, without limitation, all rights of Seller, if any, in (1) all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, (2) all development rights, air rights, water, water rights and water stock relating to the Real Property, (3) all other easements, rights-of-ways or appurtenances used in connection with the beneficial use and enjoyment of the Real Property, and (4) any streets, alley, passages, and other appurtenances included in, adjacent to or used in connection with the Real Property, before or after the vacation thereof (all of which are collectively referred to as the “Appurtenances”);

(c)

Improvements.  All rights of Seller, if any, in improvements and fixtures located on the Real Property, excluding any fixtures owned by Tenants, but including, without limitation, those certain three buildings containing approximately 205,077 square feet of rentable area, as well as all other buildings and structures presently located on the Real Property; all rights of Seller, if any, in apparatus, equipment and appliances located on and used in connection with the operation or occupancy of the Real Property; such as heating and air conditioning systems and facilities used to provide any utility services, refrigeration, ventilation, garbage disposal, recreation or other services on the Real Property, and along with parking spaces located on the Real Property (all of which are collectively referred to as the “Improvements”);

(d)

Personal Property.  All personal property of Seller located on or in and used exclusively in connection with the Real Property and Improvements, including without limitation, the personal property described in Exhibit B attached hereto (the “Personal Property”); and

(e)

Intangible Property.  All of the interest of Seller in any intangible personal property now or hereafter owned by Seller and used in the ownership, use and operation of the Real Property, Improvements and Personal Property, including, without limitation, all interest of Seller, if any, in (1) all entitlements and approvals, building permits, zoning approvals, variances, conditional use permits and any and all documents and work products relating thereto in which Seller has an interest; (2) all warranties or guaranties for the Improvements or Personal Property to the extent assignable without consent of third parties; (3) all copyrights, logo designs, trademarks, trade names, service marks and all goodwill associated with the Real Property or the Improvements; (4) all other intellectual and intangible property used by Seller exclusively in connection with the Property (to the extent that the same are approved by Bedford), and (5) all contract or lease rights, agreements, utility contracts or other rights relating to the ownership, use and operation of the Property to the extent assignable without consent of third parties, as defined below (all of which are collectively referred to as the “Intangible Property”).

1.2.10

“Survey” means an updated survey of the Real Property, Appurtenances and Improvements to be provided by Seller not later than ten days after the Agreement Date.

1.2.11

“Survey Matters” mean any matters affecting title to the Property that are disclosed on the Survey.

1.2.12

“Tenant” means each tenant under the Leases (collectively “Tenants”).

1.2.13

“Title Company” means the title insurance division or affiliate of the Escrow Holder.

1.2.14

“Title Exceptions” means all of the exceptions to title listed on the Title Commitment (defined in Section 4.1) plus the Survey Matters.

1.2.15

“Vacant Suites” mean Suites A-220, C-330, C-350, and C-360 of the Property, each of which are vacant as of the Agreement Date and which, in the aggregate, contain 12,826 rentable square feet of space.

1.3

Exhibits: Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

Exhibit A	-	Legal Description
Exhibit B	-	Description of Personal Property
Exhibit C	-	Deed and Transfer Tax Statement
Exhibit D	-	Bill of Sale and Assignment
Exhibit E	-	Rent Roll
Exhibit F	-	Form of Tenant Notice
Exhibit G	-	Financial Agreement
Exhibit H	-	Assignment and Assumption of Leases
Exhibit I	-	Assignment and Assumption of Contracts
Exhibit J	-	Form of Estoppel Certificates

ARTICLE 2

PURCHASE AND SALE

Seller agrees to sell the Property to Bedford, and Bedford agrees to purchase the Property from Seller, on all of the terms and conditions hereinafter set forth.

ARTICLE 3

FINANCIAL TERMS

3.1

Purchase Price.  The total Purchase Price for the Property shall be paid in cash to Seller at the Closing.

3.2

Terms of Payment.  Bedford shall pay the Purchase Price to Seller as follows:

3.2.1

Deposit.  Within three business days after the Agreement Date, Bedford shall deliver to Escrow Holder the amount of the Deposit by wire transfer of same day funds.

3.2.2

Investment of the Deposit.  Bedford may instruct the Escrow Holder to invest the Deposit in short-term, high-grade securities, interest bearing bank accounts, bank certificates of deposit, or bank repurchase agreements.  All interest or other income thereon shall belong to Bedford and shall be remitted to Bedford as and when received by Escrow Holder.  Bedford shall bear all costs incurred in connection with the investment of the Deposit and shall also bear all risks involved in connection with any loss in the principal amount of the Deposit as a result of the investment thereof.

3.2.3

Application of the Deposit.  The Deposit shall be non-refundable and the property of Seller only if, when and after Bedford delivers to Seller and Escrow Holder all of the following:  (i) the Title Notice (defined in Section 4.4), (ii) the Estoppel Notice (defined in Section 11.1.4), and (iii) the Inspection Approval Notice (defined in Section 6.3).  If any of the Title Notice, the Estoppel Notice or the Inspection Approval Notice is not timely delivered by Bedford, this Agreement shall be terminated according to its terms and the Deposit returned to Bedford unless Bedford’s failure to timely deliver the Estoppel Notice constitutes a default hereunder.  If the sale of the Property is consummated, the Deposit shall be applied toward the Purchase Price.  Until the expiration of the Inspection Period, Escrow Holder shall release the Deposit to Bedford upon the sole instruction of Bedford and upon such release this Agreement is terminated.

1.1.1

New Financing.  Seller is in the process of attempting to obtain a new non-recourse $30,500,000 ten-year fixed rate loan, amortized over 30 years, secured by the Property (the “New Loan”) through J. P. Morgan at an interest rate of 125 basis points over the ten-year swap rate (with a floor of 5.78 percent per annum).  Seller will assign that financing to Bedford, and Bedford will assume such financing, at the Closing.  Seller will take reasonable and prudent steps to lock the interest rate on the New Loan at a favorable rate, but, as a condition to Closing (but not as a covenant of Seller), in no event shall the interest rate be greater than six percent (6.00%).  At the Closing Bedford shall pay the broker’s commission for the New Loan in an amount not to exceed $200,000, shall pay to Seller any Seller paid application fees and/or rate lock fees associated with the New Loan and shall pay any other costs imposed by J.P. Morgan in connection with the New Loan.  Without limiting the foregoing, Bedford acknowledges that Seller has previously paid Seventy-Six Thousand Dollars ($76,000) to J.P. Morgan as a fee in connection with the processing of the New Loan.  Concurrently with the Closing, Bedford shall reimburse to Seller the full amount of such payment.  If Seller is unable to deliver the New Loan at the Closing, Bedford may elect to proceed with the Closing (subject to Seller’s rights to extend the Closing Date as set forth in Section 8.1) and pay the Purchase Price in cash.

3.2.5

Payment of the Purchase Price.  On or before the Closing Date, Bedford shall deposit the balance of the Purchase Price (together with any additional amounts required by Section 3.2.4 above) with Escrow Holder.  The amount required to be deposited by Bedford hereunder shall be reduced by the amount of the Deposit and by all credits due Bedford under this Agreement, and increased by all items chargeable to Bedford under this Agreement.  Any interest earned on said funds prior to the Closing Date shall be paid to Bedford.

3.2.6

Holdbacks.  The total amount of Seller’s obligation under the Financial Agreement, in the maximum amount of Three Hundred Twenty-Three Thousand Two Hundred Fifteen and 20/100 Dollars ($323,215.20), shall be held in Escrow (the “Escrow Holdback”) from the Purchase Price to secure the payment of Seller’s obligation in accordance with the terms of the Financial Agreement (defined in Section 11.1.6).

ARTICLE 4
APPROVAL OF TITLE

4.1

Title Commitment.  Within five business days after the Agreement Date, Seller shall arrange for delivery to Bedford of a preliminary title report or commitment for an ALTA owner’s policy of title insurance, covering the Property, issued by the Title Company, together with legible copies of all exceptions and matters of record referred to therein (said preliminary report or commitment, together with the materials referred to above shall be referred to as the “Title Commitment”).  The Title Commitment shall show that Seller has marketable and insurable fee simple title to the Property.

4.2

Survey.  At Seller’s expense, Seller shall cause to be delivered to Bedford and Title Company within ten days after the Agreement Date, an updated “as-built” survey of the Property, prepared by a surveyor or civil engineer licensed in the State; certified to Bedford, the Title Company and J. P. Morgan; meeting all of the survey requirements of J. P. Morgan; and sufficient to allow the Title Company to issue an ALTA Owners Policy with extended coverage.

4.3

Title and Survey Review.  Bedford shall have until five business days after receipt of both the Title Commitment and the Survey to notify Seller of any Title Exceptions that are not acceptable to Bedford (all such items shall be referred to as “Title Objections”).  The failure of Bedford to timely provide written notice of Title Objections shall be deemed a notice that all Title Exceptions are Title Objections.

4.4

Seller’s Right to Cure.  Within five (5) business days after receipt of Bedford’s notice of Title Objections, Seller shall provide written notice to Bedford and Escrow Holder as to which, if any, of the Title Objections Seller shall cause to be removed of record or otherwise cured to the satisfaction of Bedford in its discretion by the Closing Date (the exceptions which Seller agrees to cause to be removed are the “Approved Title Objections”).  Subject to the immediately succeeding sentence, failure of Seller to timely give written notice of its election to remove or cure any of the Title Objections shall be deemed an election not to remove or cure any such Title Objections.  Seller must cure all exceptions relating to deeds of trust, mortgages or liens representing private party monetary liens (other than non-delinquent real property taxes and assessments) that can be removed by the payment of money (“Monetary Liens”), except that Seller shall have no obligation to cure any exception relating to the loan from J.P. Morgan.  If Seller elects not to cure all Title Objections, then Bedford shall have the right, upon written notice to Seller, to acquire the Property subject to the Title Objections, except for the Monetary Liens, without any abatement in the Purchase Price.  Within three business days of receipt of Seller’s notice of the Approved Title Objections (or within three (3) business days after the period for Seller to give Seller’s notice if Seller fails to timely give such notice), Bedford shall provide Seller and Escrow Holder notice (the “Title Notice”) of whether Bedford is electing to terminate this Agreement or acquire the Property subject to the terms noted above, including, without limitation, subject to those Title Objections which Seller has not agreed to remove or cure.  Failure of Bedford to timely provide the Title Notice shall be deemed an election to terminate this Agreement, in which case the Deposit shall be returned to Bedford.

If Seller does not remove an Approved Title Objection or Monetary Lien on or before the Closing Date, Seller shall be in default under this Agreement, in which case, Bedford, in addition to all other rights and remedies available under this Agreement, at law or in equity, shall have the right, but not the obligation, upon written notice to Seller, to (1) cancel this Agreement and receive a refund of the Deposit or (2) acquire title to the Property subject to such Approved Title Objection or Monetary Lien and reduce the Purchase Price by the amount necessary to remove or cure such Monetary Lien.

4.5

Permitted Exceptions.  The Title Exceptions, except for (i) any Approved Title Objections and (ii) the Monetary Liens, are referred to herein as the “Permitted Exceptions.”

4.6

Owner’s Policy.  As a condition to Closing, Seller shall cause the Title Company to issue to Bedford an ALTA Owner’s Policy of Title Insurance (Form B, revised 10/17/70), with extended coverage, in the amount of the Purchase Price, insuring that after the Closing Bedford has fee simple title to the Real Property, the Appurtenances and the Improvements, subject only to the Permitted Exceptions (“Title Policy”).

ARTICLE 5
ACCESS

5.1

Access to Information and Property.  From and after the Agreement Date, Seller shall allow Bedford and its agents and consultants continuing access during business hours to all information in Seller’s possession or control relating to the Property (except Confidential Information as defined below) including, without limitation (i) the books, financial reports, and records of Seller relating to the Property (including information concerning construction costs for the buildings and improvements comprising the Property and capital expenditures for the Property), (ii) all tenant files and correspondence relating to the Property and the Leases, and (iii) the Property, including, without limitation, the right to drill test wells and take soil borings.  Bedford shall exercise such access at such times as deemed reasonably necessary to Bedford.  Notwithstanding the foregoing, Bedford shall not drill test wells or take soil borings or otherwise disturb the physical condition of the Property without Seller’s prior written consent.  Additionally, any on-site inspection shall be conducted so as to not interfere unreasonably with the use of the Property by Seller or its Tenants.  Immediately after such testing, Bedford shall restore the Property to the same condition as existed prior to performing such testing.  Prior to and at all times after initially entering upon the Property for any purpose, Bedford shall at its expense maintain with a reputable company or companies qualified to do business in California and acceptable to Seller a policy or policies of commercial general liability insurance with respect to the Property and the operations of or on behalf of Bedford on or about the Property in the minimum amount of One Million Dollars ($1,000,000) per occurrence/annual aggregate, naming Seller and its members as additional insureds, and Bedford shall provide Seller with evidence that such insurance is in place.  Notwithstanding anything to the contrary contained above, Seller shall have no obligation to make available to Bedford any confidential information of Seller (such as, without limitation, internal financial analyses, internal corporate records, or correspondence or other documents relating to a potential sale of the Property to other parties) (“Confidential Information”).  Bedford agrees to indemnify, defend and hold Seller harmless from any damage or injury to persons or property caused by Bedford or its authorized representatives during their entry and investigations prior to Closing, but Bedford shall not be responsible for any defects or contamination discovered as a result.  This indemnity shall survive the termination of this Agreement or the Closing, as applicable.

5.2

Tenants and Vendors.  Seller and its agents shall allow (and Seller hereby authorizes) Bedford to contact any or all of (i) the Tenants under the Leases, (ii) the contracting parties under any service contracts, (iii) the obligors under any warranties or guarantees relating to the Property, with respect to determining and verifying the precise terms and nature of their tenancies and contract rights, as the case may be.  In addition, Seller shall afford Bedford access to all of Seller’s Tenant correspondence files and other Tenant records with respect to the Property.  Seller shall cooperate and lend prompt assistance to Bedford, at no cost to Seller, in making any such contact and in obtaining such information.

5.3

Property Management Procedures.  Seller shall allow and assist Bedford and its employees and agents in the observation and communication with the property manager of the Property for the purpose of affording Bedford the opportunity to gain familiarity with the operations and procedures for managing and operating the Property.

ARTICLE 6
INSPECTION AND CONTINGENCIES

6.1

Due Diligence Materials.  Seller has delivered copies of certain documents to Bedford and shall make available to Bedford for inspection at Seller’s offices copies of all of the documents contemplated in Section 5.1 above (the “Due Diligence Materials”) for review and approval in Bedford’s sole discretion.  Additionally, Bedford may request that Seller deliver to Bedford any additional specifically identified documents contemplated in Section 5.1 above, and Seller agrees to promptly deliver any such specifically identified documents to Bedford which Seller has in its possession.

6.2

Inspection Period.  As a condition to Bedford’s obligation to purchase hereunder, Bedford shall be entitled to examine the Property, the Due Diligence Materials, Seller’s business records and Tenant files on the Property, and other economic, governmental, development and marketing feasibility, and physical studies and analyses as Bedford may require, except for Confidential Information (the “Inspection Matters”).  During normal business hours and on not less than 24 hours advance notice, Bedford shall have the right to inspect and copy Seller’s business records, Tenant files and other documents in Seller’s possession relating to the Property, except for Confidential Information.  The examination, analyses and studies shall be completed during the Inspection Period.  Bedford may disapprove any Inspection Matters in its sole and subjective discretion.  If this Agreement is terminated for any reason, Bedford shall return to Seller any studies, reports or other documents previously supplied to Bedford by Seller, and shall deliver to Seller without charge any and all such documents which Bedford shall have obtained with respect to the Property at any time prior to such termination.  The obligations set forth in the immediately preceding sentence shall survive the termination of this Agreement.

6.3

Notice.  Bedford shall provide Seller and Escrow Holder written notice of approval or disapproval of the Inspection Matters (the “Inspection Approval Notice”) prior to the expiration of the Inspection Period.  This Agreement shall be deemed terminated on the expiration of the Inspection Period if Bedford does not timely provide the Inspection Approval Notice to Seller and Escrow Holder.  Upon actual or deemed termination, the Deposit shall be returned to Bedford, and there shall be no further obligation on the part of either party except as otherwise expressly provided herein.

ARTICLE 7
LEASES AND SERVICE CONTRACTS

Attached hereto as Exhibit E is a “Rent Roll” for the Property that reflects all Leases at the Property.  The Rent Roll includes a list of all Tenants under the Leases, the termination date of each Lease, the rent payable under each Lease, any renewal, extension or expansion options, and the security deposit, if any, posted by each Tenant as of the Agreement Date.  The property management agreement for the Property and any listing agreement for leasing the Property are to be terminated by Seller at the Close of Escrow (provided that Bedford acknowledges that the Continuing Listing Obligations, as defined in Section 8.8.5, will survive such termination).  All other service contracts for the Property are to be assigned by Seller and assumed by Bedford as of the Close of Escrow and Seller shall give notice of termination to each vendor under such contract at or prior to the Closing.

ARTICLE 8
ESCROW AND CLOSING

8.1

Closing.  The Closing shall occur on the Closing Date set forth in Section 1.1.2; provided, however, that Seller shall have the right to elect to extend the Closing Date for a period not to exceed November 10, 2003 if such extension is necessary to obtain the New Loan, upon not less than three days notice to Bedford.

8.2

Escrow.  Within two business days after the Agreement Date, the parties shall deliver a fully executed copy of this Agreement to Escrow Holder.  This Agreement shall constitute the joint escrow instructions of Bedford and Seller to Escrow Holder, and upon the opening of escrow, Escrow Holder is authorized to act in accordance with the terms of this Agreement.  Upon Escrow Holder’s request, the parties shall execute such additional and supplementary escrow instructions as may be appropriate or required by Escrow Holder to enable Escrow Holder to comply with the terms of this Agreement; provided, however, that if there is any conflict or inconsistency between such general provisions and this Agreement, this Agreement shall control.

8.3

Seller Deliveries in Escrow.  Prior to the Closing, Seller shall deliver to Escrow Holder for delivery to Bedford the following:

8.3.1

Deed.  The Deed, in the form attached hereto as Exhibit C, together with the separate statement of transfer taxes in the form attached hereto as part of the Deed, duly executed and acknowledged.

8.3.2

Bill of Sale and Assignment.  The Bill of Sale and Assignment, in the form attached hereto as Exhibit D (the “Bill of Sale and Assignment”), duly executed, which conveys, transfers and assigns to Bedford all of the Personal Property and Intangible Property.

8.3.3

Rent Roll.  An updated Rent Roll, which shall be attached to the Bill of Sale and Assignment as an Exhibit and certified by Seller as true and correct.  The updated Rent Roll shall contain the same categories of information as provided in the Rent Roll attached hereto on Exhibit E.

8.3.4

Inventory.  A complete list of Personal Property owned by Seller and located on and used exclusively in connection with the operation of the Property, being conveyed to Bedford and certified by Seller as true and correct and containing no changes from the list of Personal Property attached hereto as Exhibit B, except as expressly provided in this Agreement.  The updated list shall be attached to the Bill of Sale and Assignment as an Exhibit.

8.3.5

Assignment of Leases.  The Assignment and Assumption of Leases, in the form attached hereto as Exhibit H (the “Assignment and Assumption of Leases”), duly executed, which assigns to Bedford all of Seller’s interests in the Leases.

8.3.6

Assignment of Contracts.  The Assignment and Assumption of Contracts, in the form attached hereto as Exhibit I (the “Assignment and Assumption of Contracts”), duly executed, which assigns to Bedford all of Seller’s interests in the service contracts and other agreements listed on Exhibit 1 attached to the Assignment and Assumption of Contracts.

8.3.7

FIRPTA Affidavit.  Either (i) an affidavit from Seller, in form, scope and substance reasonably satisfactory to Bedford and Escrow Holder, reaffirming Seller’s representation and warranty that it is not a foreign person under Section 1445, et seq., of the Code, or (ii) a withholding certificate issued by the Internal Revenue Service, pursuant to Section 1445(a)(4) of the Code and the regulations promulgated thereunder, which excuses Bedford from any withholding obligations under Section 1445 of the Code, or (iii) if Seller fails to deliver the affidavit described in clause (i) above or the withholding certificate described in clause (ii) above, a certificate, affidavit or other written evidence sufficient to establish that Bedford is not otherwise required to deduct and withhold a portion of the Purchase Price pursuant to the Code and the regulations promulgated thereunder in connection with the transactions contemplated herein.

8.3.8

State Withholding Certificate.  Either (i) a properly executed California Form 590-RE certifying that Seller is a California resident, or (ii) written evidence that the California Franchise Tax Board has authorized a partial or total reduction in the amount required to be withheld from the Purchase Price.  If Seller fails to deliver any such Form 590 or other written evidence, Bedford shall not be excused from its obligation to consummate the transactions contemplated herein, but rather may deduct and withhold from the Purchase Price an amount equal to three and one-third percent of the “sales price of the California real property conveyed” in connection with the transactions contemplated herein, as defined and required by Sections 18662 and 26131 of the California Revenue and Taxation Code and the regulations promulgated thereunder.  Any amount so withheld shall be deemed to have been paid by Bedford as part of the Purchase Price.  Should Seller deliver evidence to Bedford that the California Franchise Tax Board has authorized a partial or total reduction in the amount required to be withheld from the Purchase Price pursuant to the California Revenue and Taxation Code and the regulations promulgated thereunder, Bedford may withhold only the amount required by the Franchise Tax Board to be withheld, if any, and any amount so withheld shall be deemed to have been paid by Bedford as part of the Purchase Price.

8.3.9

Owner’s Affidavit.  Such affidavits, other evidence of title, partnership agreements, certificates of partnership, corporate articles, by-laws, certificates of good standing, resolutions, consents, evidence of authority to enter into the transaction contemplated in this Agreement and the like from Seller or its members as may be required by the Title Company, on or in forms required by the Title Company in order to issue the Title Policy (hereinafter defined) as specified in this Agreement.

8.3.10

Tenant Notice.  Written notice, in the form attached hereto as Exhibit F, duly executed by Seller or its agent, to the Tenants under the Leases at the Property informing them of the transfer of ownership of the Property.

8.3.11

Financial Agreement.  The Financial Agreement (defined in Section 11.1.6) duly executed by Seller.

8.3.12

Closing Statement.  Seller’s approval of the closing statement prepared by the Escrow Holder.

8.4

Seller Deliveries to Bedford.  Concurrently with the Closing, or as soon thereafter as possible, Seller shall deliver to Bedford the following (which at the request of Bedford shall be delivered to Bedford’s on-site property manager):

8.4.1

Leases and Contracts.  Originals of all Leases and the correspondence and business files for all the Tenants under Leases.

8.4.2

Building Permits.  Originals or copies of building permits and certificates of occupancy for the Improvements and all Tenant-occupied space included within the Improvements to the extent in Seller’s possession or control.

8.4.3

Plans.  One complete set of the final as-built plans and specifications for the Improvements, certified by the architect and engineer for the design and construction of the Improvements.

8.4.4

Records.  Originals (if available, otherwise copies if not previously provided) of all licenses, warranties and guaranties received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements and any tenant improvements as well as any engineering reports or studies in Seller’s possession.

8.4.5

Keys.  Keys to all doors in the Property properly tagged for identification, which at the request of Bedford, shall be delivered to Bedford’s on-site property manager.

8.4.6

Termination of Agreement.  Written evidence satisfactory to Bedford of termination of the existing property management and Property leasing agreements.

8.5

Bedford Deliveries in Escrow.  At or prior to the Closing Date, Bedford shall deliver to Escrow Holder for delivery to Seller the following:

8.5.1

Funds.  The funds required of Bedford under the terms of this Agreement.

8.5.2

Bill of Sale and Assignment.  A counterpart of the Bill of Sale and Assignment, duly executed by Bedford.

8.5.3

Assignment of Leases.  A counterpart of the Assignment and Assumption of Leases, duly executed by Bedford.

8.5.4

Assignment of Contracts.  A counterpart of the Assignment and Assumption of Contracts, duly executed by Bedford.

8.5.5

Closing Statement.  Bedford’s approval of the closing statement prepared by the Escrow Holder.

8.5.6

Authority.  Evidence reasonably satisfactory to the Title Company of the power and authority of Bedford to enter into and consummate this Agreement.

8.5.7

Financial Agreement.  The Financial Agreement (defined in Section 11.1.6) duly executed by Bedford.

8.5.8

Loan Documents.  A deed of trust for the New Loan duly executed by Bedford along with any other loan documents reasonably required by J. P. Morgan in connection with the New Loan also executed by Bedford.

8.6

Other Documents.  Seller and Bedford shall, prior to the Closing Date, execute any and all documents and perform any and all acts reasonably necessary or appropriate to consummate the purchase and sale pursuant to the terms of the transaction set forth in this Agreement.  Such documents may include a closing statement reflecting all prorations, adjustments and closing costs, and escrow instructions for Closing, an agreement designating the Escrow Holder as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder, or such other documentation as the Title Company may reasonably require for the issuance of the Title Policy.

8.7

Closing Costs. All closing costs or expenses of escrow shall be paid as follows:

8.7.1

Title Insurance.  Seller shall pay the title insurance premium for a CLTA standard coverage title policy in the amount of the Purchase Price for the Property.  Bedford shall pay for the additional cost to obtain an ALTA Owner’s Policy of Title Insurance with extended coverage and the cost of any title insurance required by the lender in connection with the New Loan.  Bedford shall pay the premium for any endorsements that it requests.

8.7.2

Recording Fees.  Seller shall pay the cost of recording the Deed and any other documents.

8.7.3

Transfer Taxes.  Seller shall pay all State, County and City transfer taxes to convey the Property to Bedford from Seller.

8.7.4

Other.  Bedford and Seller shall each pay one-half of the escrow fees charged by the Escrow Holder.  Each party shall be responsible for its own attorneys’ fees.  Seller shall pay the cost to satisfy all Approved Title Objections and Monetary Liens, including any prepayment charges.  Bedford shall pay all costs of the New Loan.

8.8

Prorations.  All prorations and adjustments for the Property shall be made as of midnight of the day preceding the Closing Date (the “Adjustment Date”).  If the prorations and adjustments are found to be incorrect within twelve months after the Closing Date, Seller and Bedford agree to re-prorate or readjust the same accordingly.  All prorations and adjustments shall be in cash as a cash credit or debit as follows:

8.8.1

Taxes.  Seller and Bedford shall prorate general real estate taxes and assessments payable for the current fiscal year as of the Adjustment Date.

8.8.2

Rents.  All rental payments, additional rents, common area maintenance charges, charges for taxes and insurance premiums (or for the escalation of taxes and/or insurance, if any) and other charges payable under the Leases (hereinafter collectively referred to as the “Rents”) in the month in which the Closing Date occurs shall be prorated as of the Adjustment Date regardless of whether such Rent has been paid to Seller.  With respect to any Rent arrearages under the Leases as of the Closing Date, such arrearages shall be treated as provided in Section 8.8.2 (ii).

(i)

Operating Expenses.  Final proration of operating expenses which are reimbursable by any present Tenant of the Property or any portion thereof shall not be prorated hereunder (except to the extent that Seller is due a credit for having already paid such expense).  Bedford shall send customary statements for reimbursement of operating expenses and taxes to Tenants under the Leases after consulting with Seller with respect to appropriate amounts due therefor.  Bedford shall remit to Seller, upon receipt, Seller’s prorated share of expenses actually paid by Seller, by following the provisions of Section 8.8.2(ii) below.

(ii)

Delinquent Rents.  If, on the Adjustment Date, any Tenant at the Property is delinquent in the payment of any minimum or base monthly rents and/or its pro rata share of operating expenses (herein referred to as “Base Rent”), then any delinquent Base Rent collected by Bedford after the Closing Date shall be successively applied to the payment of (i) Base Rent due and payable prior to the Closing Date, provided that such Base Rent was not more than fifteen (15) days delinquent as of the Closing Date, which payment shall be delivered to Seller promptly after receipt by Bedford, (ii) Base Rent due and payable in the months succeeding the month in which the Closing Date occurs (through and including the month in which payment is made), which payment shall be retained by Bedford, (iii) Base Rent due and payable in the month in which the Closing Date occurs, which payment shall be prorated as of the Adjustment Date and the portion due Seller shall be paid by Bedford to Seller and (iv) Base Rent due and payable in the months preceding the months in which the Closing Date occurs and which is more than fifteen (15) days delinquent as of the Closing Date, which payment shall be promptly paid by Bedford to Seller.

(iii)

Collection Efforts.  Bedford shall be obligated to take commercially reasonable steps to recover any Rent arrearages (but excluding any eviction proceeding or other court actions).  If Bedford collects any Rent arrearages that are to be prorated between the parties as provided in Section 8.8.2 and its subsections, Bedford shall be permitted to deduct reasonable costs of collection incurred by Bedford.  Seller shall have the right to commence and prosecute legal actions against a Tenant for any delinquent Rent and other obligations arising or accrued prior to the Closing Date, provided that such suit, action or enforcement proceeding does not seek or cause a termination of the Lease with such Tenant, name Bedford in such action (except as reasonably necessary) or exercise remedies under the Lease other than to seek monetary damages.  Bedford and Seller shall each promptly pay to the other any amount due such party as a result of any proration required under Section 8.8.2 and its subsections.  If such payments are not paid within twenty days after receipt of written demand, then all such amounts shall bear interest at a rate of ten percent per annum until such time as all such amounts are paid in full.  The terms and conditions set forth in Section 8.8.2 and its subsections shall expressly survive the Closing Date.

8.8.3

Prepaid Rents.  Seller shall grant Bedford a credit equal to the amount of all free rent, any prepaid rent that would reduce any Tenant’s obligation to pay rent to Bedford after the Closing, operating expense abatements and other rent concessions applicable after the Closing Date under leases in effect as of the Closing Date (which credit may be given as part of the prorations under Section 8.8.2 above).

8.8.4

Security Deposits.  Seller shall grant Bedford a credit equal to the amount of all security and other deposits collected by Seller to the extent such amounts have not been previously applied against delinquent Rents or otherwise as provided in the Leases (together with interest only if required under such Tenant’s Lease or under applicable law).  Seller shall not, after the Agreement Date, apply any Tenant’s security deposit towards any past due rental or other sum due and owing by such Tenant under its Lease.

8.8.5

Leasing Commissions and Tenant Improvement Costs.  Seller shall pay all leasing commissions and tenant improvement costs, including free rent, partial rent and moving allowances, in connection with any Lease executed on or before the Agreement Date (but not including leasing commissions attributable to expansion or extension options which are not exercised until after the Agreement Date or the future expansion of Pacific Mutual Life (collectively, “Continuing Listing Obligations”)) or Bedford shall receive a credit therefor at Closing (which credit may be given as part of the prorations under Sections 8.8.2 and 8.8.3 above).  With respect to any Approved New Lease (defined in Section 10.1.4), Bedford shall pay all leasing commissions and tenant improvement costs incurred in connection with such Approved New Lease, not to exceed the amounts set forth in Section 10.1.4.  Seller shall provide Bedford with copies of invoices or other reasonably satisfactory evidence of payment of such expenses that are the subject of reimbursement by Bedford, together with copies of any lien releases to the extent obtained by Seller.  Seller shall grant Bedford a credit at the Closing Date to the extent any of the lease obligations of Seller under this Section have not been paid by Seller as of the Closing Date.

8.8.6

Utilities.  Except for charges for utilities metered directly to, and payable directly by, Tenants at the Property, Seller shall be responsible for all utility services to the Property and payment therefor up to the Closing Date and Bedford shall be responsible for such utility services and payment therefor from and after the Closing Date.  Seller shall notify each utility company of the change in ownership.  Final readings and final billings for utilities shall be made as of the Adjustment Date to the extent practical.  If final readings and billings cannot be obtained as of Closing, the final bills, when received, shall be prorated based upon the number of days Seller owned the Property in such final billing period.

8.8.7

Service and Maintenance Contracts.  Seller shall be responsible for payment of all charges under any service contracts affecting its Property until the Closing Date.  Bedford shall pay all charges, costs and expenses under any and all service contracts (excluding Seller’s property management agreement) from and after the Closing Date.

8.8.8

Preliminary Closing Statement.  Seller and Bedford shall jointly prepare a preliminary Closing statement on the basis of the Leases and other sources of income and expenses and shall deliver such computation to the Escrow Holder prior to the Closing.

8.8.9

Post-Closing Reconciliation.  If any of these prorations cannot be calculated accurately on the Closing Date, then they shall be calculated or recalculated as soon after the Closing Date as feasible.  Any sums owed by one party to the other as a result of the calculations shall be paid within ten business days.  Without limiting the foregoing, with respect to any year-end reconciliations of retroactive rental escalations and reimbursable expenses (including operating expenses, common area expense reimbursements and the like) under the Leases, Seller and Bedford shall cooperate to complete such reconciliations as soon as possible after the Closing, with Seller responsible for amounts owing to Tenants under the Leases and entitled to amounts payable under the Leases (as the case may be) with respect to periods prior to the Closing, and with Bedford responsible for amounts owing to Tenants under the Leases and entitled to amounts payable by Tenants under the Leases (as the case may be) with respect to periods from and after the Closing.  With respect to any such amounts payable to Seller, Bedford shall use commercially reasonable efforts after Closing to collect all amounts in the usual course of Bedford’s operation of the Property, but Bedford will not be obligated to implement legal proceedings, including an action for unlawful detainer or other collection procedure, to collect such amounts.  Seller may attempt to collect any such amounts owed to Seller and may institute any lawsuit or collection procedures, but not may not evict any tenant.

ARTICLE 9
CASUALTY OR CONDEMNATION

9.1

Casualty.  If any portion of the Property is damaged or destroyed prior to the Closing Date and (i) such damage or destruction is fully covered by Seller’s insurance (except for the deductible amounts thereunder), (ii) the insurer agrees to timely pay for the entire cost of such repair, and (iii) the repair would cost less than $100,000.00, then this Agreement shall remain in full force and effect and Bedford shall acquire the Property upon the terms and conditions set forth herein.  In such event, Bedford shall receive a credit against the Purchase Price equal to such deductible amount, and Seller shall assign to Bedford all of Seller’s right, title and interest in and to all proceeds of insurance on account of such damage or destruction.  Otherwise, if any portion of the Property is materially damaged or destroyed prior to the Closing Date Bedford shall have the right upon written notice to Seller within ten days after notice of such damage or destruction to (i) terminate this Agreement and receive a refund of the Deposit or (ii) proceed with the purchase of the Property under this Agreement and receive an assignment of all of Seller’s insurance policies and proceeds and a credit against the Purchase Price for the amount of any deductible and any insurance proceeds previously paid to Seller for such damage or destruction.  The failure of Bedford to provide such written notice shall be deemed an election to terminate.  Bedford shall have the right to extend the Closing Date for ten days to evaluate the scope of the damage and available insurance under Seller’s insurance policy.

9.2

Condemnation.  If any portion of the Property is taken by condemnation prior to the Closing Date, Bedford shall have the right, upon written notice to Seller within ten days after receipt of notice of such taking, to terminate this Agreement and receive a refund of the Deposit.  The failure of Bedford to provide such written notice shall be deemed an election to terminate.  Bedford shall have the right to extend the Closing Date for ten days to evaluate the scope of the taking and available condemnation proceeds.  If Bedford does not elect to terminate this Agreement as provided above, the parties shall proceed to close under the terms of this Agreement and Seller shall assign to Bedford at the Closing Date the proceeds of the condemnation award.

ARTICLE 10
COVENANTS OF SELLER

10.1

Operation of Property.  Prior to the Closing Date, Seller will operate the Property subject to the following provisions and limitations:

10.1.1

Maintenance and Repair.  Seller shall continue to operate and maintain the Property consistent with the present business and operations thereof.  It is the intention of the parties hereto that the general operations of the Property shall not be changed between the date hereof and the Closing Date.

10.1.2

Compliance with Law.  Seller shall comply with all warranties, guarantees, licenses, and contracts, ordinances and laws pertaining to the Property.

10.1.3

Compliance with Leases.  Seller shall comply with all of the terms and conditions of the Leases.

10.1.4

New Leases and Contracts.  Without the prior written consent of Bedford, which shall not be unreasonably withheld, Seller shall not (i) modify or amend any of the Leases; (ii) extend or grant any concessions with respect to any of the Leases, or accept any prepayment of rent under the Leases other than one month in advance; (iii) enter into any new lease or extend any existing Lease for space at the Property, except as permitted by any existing Lease or as permitted by Section 10.1.7 below; (iv) enter into any new service, supply, maintenance or other contract pertaining to the Property or the operation of the Property, which contract is not cancelable at the Closing; (v) purchase, lease or contract to purchase or lease new items or equipment or inventory with respect to the Property other than in the ordinary course of business; (vi) remove existing items of equipment or other personal property, other than in the ordinary course of business, provided, however, that any items removed shall be replaced with personal property of like kind and quality; or (vii) alter or contract for the alteration of any existing improvements or construct or install or contract for the construction or installation of any new improvements other than tenant improvement work in connection with the Leases.  Bedford shall approve or reject each such matter (providing specific written objections in the event of a rejection) within five days of receipt of a request for approval.  Bedford’s failure to provide an objection within the five-day period shall be deemed approval of the matter.  Any Qualifying Lease (defined in Section 10.3) shall thereafter be deemed to be a part of the “Leases” as defined in this Agreement, and any existing Leases which by their terms expire or which are terminated with the prior written consent of Bedford or due to a material breach by the Tenant prior to Closing shall no longer thereafter be deemed to be a part of the Leases.

10.1.5

TI Construction Contracts.  Any construction contracts for tenant improvement work under any Approved New Leases shall be subject to the prior written approval of Bedford, which approval shall not be unreasonably withheld and shall be deemed given unless a specific written objection is delivered to Seller within five (5) days of receipt of a written request for approval.

10.1.6

Notices.  Seller shall give immediate notice to Bedford in the event Seller receives notice or obtains knowledge of (i) the material default of any Tenant, or event which with the passage of time or giving of notice, or both, may constitute a material default, pursuant to the Leases; (ii) any notice that a Tenant at the Property has or may file bankruptcy or otherwise seek protection under any insolvency laws; (iii) the violation of any law, ordinance or regulation relating to the Property; (iv) notice of cancellation or default pursuant to any policy of insurance relating to the Property; (v) the taking or threatened taking of the Property or any portion thereof by eminent domain; (vi) any casualty relating to the Property; (vii) the filing or threat to file an action, claim or proceeding in any court or administrative agency against Seller which may affect the Property; or (viii) written notice from any Tenant claiming any default by Seller under a Lease.

10.1.7

Market Vacant Space.  Seller will continue to market vacant space for lease at rental rates and otherwise on terms approved by Bedford or pursuant to Qualifying Leases under Section 10.3.

10.1.8

Payments.  Except to the extent the same is prorated as set forth herein, Seller has paid, or will pay in full prior to the Closing Date, all bills and invoices for labor, goods, materials and services of any kind relating to the Property and furnished at Seller’s request, utility charges (not payable by Tenants) with the exception of insignificant expense items, the non-payment of which will not result in a lien on the Property, and which items Seller agrees to pay in a timely fashion after the Closing Date.  Any alterations, installations, decorations, and other work required to be performed by Seller under the agreements affecting the Property have been, or will by Closing be, completed and are, or will be, paid in full or within the time frame required under the applicable construction contract.

10.1.9

Debt Service.  Seller shall make all payments of principal and interest required to be made prior to the Closing Date under any deed of trust encumbering the Property.

10.2

Maintenance of Insurance.  Seller currently maintains casualty insurance for the Property.  Such insurance provides for one hundred percent replacement cost coverage with a deductible not greater than $10,000.00 and coverage for loss of rents for at least twelve months.  Seller agrees to maintain such insurance (or comparable insurance) until the Closing Date.

10.3

Seller’s Post Closing Obligations.  As used herein, the “Guarantee Period” shall mean the period ending on the first to occur of (x) the date that Qualifying Leases (defined below) have been executed with tenants of the Vacant Suites or (y) 12 months after the Closing Date.  Prior to the Closing Date Seller shall undertake to lease the Vacant Suites.  After the Closing Bedford shall undertake to lease the Vacant Suites.  Seller will guaranty the payment of gross rental revenue on the Vacant Suites at rates shown on Exhibit 1 to the Financial Agreement (“Exhibit 1”) from the Closing Date until the earlier of (a) the expiration of the Guarantee Period or (b) the first day following the date that Qualifying Leases (defined below) have been signed and tenants are occupying leased premises and paying rent on respective Vacant Suites.  A “Qualifying Lease” is a fully executed lease with a third party tenant meeting all of the following criteria:  (i) a minimum lease gross rent of $25.20/sf per year, with annual rental increases of no less than 3%, to be applied each year; (ii) a minimum lease term of four years; (iii) a tenant improvement allowance of not more than $10.00/sf of useable area, except for Vacant Suite C-330 where the tenant improvement allowance shall be not more than $30.00/sf of useable area, (iv) leasing commissions are not more than is provided for in the existing leasing listing agreement provided to Bedford; and (v) the tenant has been approved by Bedford as meeting Bedford’s customary creditworthiness requirements and other leasing criteria, which approval shall not be unreasonably withheld or conditioned.  Bedford and Seller will cooperate in the leasing of the Vacant Suites, including mutually agreeing to the selection of a marketing agent.

ARTICLE 11
CONDITIONS PRECEDENT TO CLOSING

11.1

Bedford’s Conditions.  Anything in this Agreement to the contrary notwithstanding, Bedford’s obligation to acquire the Property and to perform its other covenants and obligations prior to Closing shall be subject to and contingent upon the satisfaction of the following conditions precedent:

11.1.1

Approval of the Property.  By the end of the Inspection Period, Bedford shall provide the Inspection Approval Notice.  The failure of Bedford to provide the Inspection Approval Notice within said time period shall be deemed disapproval, this Agreement shall be terminated, and the Deposit returned to Bedford.

11.1.2

Title Policy.  The irrevocable commitment by the Title Company to issue the Title Policy.

11.1.3

No Changes.  As of the Closing Date there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing Date would materially adversely affect the value of the Property or the ability of Bedford to operate the Property in the manner it is currently being operated.  As of the Closing Date no proceedings shall be pending or threatened which could cause any adverse modification of the zoning classification of, or of any building or environmental code requirements applicable to the Property, or any portion thereof.

11.1.4

Estoppels and SNDA’s.

(a)

Tenants.  Bedford’s review and approval of executed Tenant estoppel certificates in the form required by J. P. Morgan in connection with the New Loan (with the inclusion of certification to Bedford as well as to J. P. Morgan) from Tenants occupying at least ninety-five percent (95%) of the currently leased square footage of the Property.  The draft estoppel certificates are attached hereto as Exhibit J.  Said estoppel certificates shall be dated no earlier than the Agreement Date.  Seller agrees to request each Tenant to execute and deliver its estoppel certificate as soon as possible after the date hereof, and Seller agrees to use its commercially reasonable efforts to obtain all such estoppel certificates.

(b)

Approval.  Not later than five days after receipt by Bedford of all of the required estoppels, Bedford shall provide to Seller and Escrow Holder written notice (the “Estoppel Notice”) of its approval or disapproval of the estoppels, which approval shall not be unreasonably withheld.  Seller may terminate this Agreement upon failure of Bedford to timely provide the Estoppel Notice.  Bedford’s failure to provide the Estoppel Notice within the above-referenced five day time period shall be deemed a breach by Bedford of its obligations under this Agreement, unless Bedford delivers a detailed explanation of the reason why the required estoppels are not reasonably acceptable to Bedford prior to the expiration of such five day period.

(c)

Subordination and Nondisturbance Agreements.  Seller shall use commercially reasonable efforts to obtain Subordination and Nondisturbance Agreements (“SNDA’s”) from Tenants necessary to satisfy any requirements of J. P. Morgan in connection with the New Loan.

11.1.5

Lease Status.  On the Closing Date, there shall not exist any material default by any Tenant under the Leases.

11.1.6

Financial Agreement.  Seller shall have executed and delivered to Escrow Holder two copies of a Financial Agreement in the form of Exhibit G (the “Financial Agreement”) to secure Seller’s obligations under Section 10.3 of this Agreement.  Seller shall provide Bedford security for Seller’s payment obligations under the Financial Agreement through the Escrow Holdback.  Any payment Seller is obligated to make to Bedford under the terms of the Financial Agreement may be made by Escrow Holder from the Escrow Holdback.  Upon the expiration of the Guarantee Period and payment to Bedford of any sums owed it under the Financial Agreement, any funds remaining in the Escrow Holdback shall be released to Seller.

11.1.7

Representations and Warranties and Full Performance.  All representations and warranties of Seller shall be true, accurate and complete as of the Closing Date, and all covenants and agreements of Seller to be complied with or performed prior to or at Closing shall have been complied with and/or performed.  If at or prior to the Closing, Bedford obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Bedford shall give Seller written notice thereof within five (5) business days of obtaining such actual knowledge (but, in any event, prior to the Closing).  If at or prior to the Closing, Seller obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall give Bedford written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing).  In either such event, Seller shall have the right to cure such misrepresentation or breach at Seller’s sole cost and expense.  If Seller is unable or unwilling to so cure any misrepresentation or breach, then Bedford, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of warranties and consummate the transaction contemplated herein without any reduction in, or credit against, the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on or prior to the Closing Date, in which event this Agreement shall be terminated and the Deposit shall be returned to Bedford.

11.2.  Failure of Satisfaction of Conditions.  If any one or more of the matters referred to in each of the subsections of Section 11.1 has not been satisfied on or before the date set forth therein for each condition precedent, then such condition precedent shall be deemed unsatisfied, the Deposit shall be returned to Bedford, this Agreement hereby terminated, and neither party shall have any further liability or obligation hereunder (except as expressly provided for herein), unless the failure of such condition precedent also constitutes a default under or breach of the terms of this Agreement on the part of either party.  In that event Bedford (if it has not defaulted under or breached this Agreement) may, at its option, either terminate this Agreement as aforesaid including a refund of the Deposit or bring an action against Seller for legal or equitable relief.

ARTICLE 12
REPRESENTATIONS & WARRANTIES

12.1

Seller Warranties.  Seller hereby represents and warrants to Bedford as follows (each of which representations and warranties is true and correct on the date hereof and will be true and correct on (and restated as of) the Closing Date (subject to Section 11.1.7), and each of which shall survive the Closing Date for a period of one year):

12.1.1

Entity.  With respect to Seller and its business:

(i)

Authority.  Seller has all necessary power and authority to own, use and transfer its properties (including the Property) and to transact the business in which it is engaged, and holds all licenses and permits necessary and required therefore, and has full power and authority to enter into this Agreement, to execute and deliver the documents required of Seller herein, and to perform its obligations hereunder.

(ii)

Approvals.  Seller is duly authorized to execute and deliver and perform this Agreement, any other related documents and instruments and the transaction contemplated hereby or incidental hereto without any other approval or consent from any other party; and this Agreement and the other documents required of Seller hereunder shall be binding on and enforceable against Seller.

(iii)

FIRPTA.  Seller is not a foreign person or entity under Section 1445 of the Code.

12.1.2

Leases.  The list of the current Leases set forth in the Rent Roll is true and correct as of the Agreement Date.  Except for the Leases, there are no other leases, licenses or other agreements executed by Seller providing a party any right of occupancy of the Property that would become an obligation of Bedford after the Closing Date.  There are no unpaid deferred leasing commissions for any Leases existing as of the Agreement Date that will not be paid by Seller at or prior to the Closing, except for the Continuing Listing Obligations.

12.1.3

Other Contracts.  There are no written or oral: (i) leases or conditional sales agreements for any of the Personal Property; (ii) sign agreements or licenses; or (iii) other commitments or agreements incidental to the management, operation, leasing or ownership of the Property except the Leases, the contracts listed on Exhibit 1 attached to the Assignment and Assumption of Contracts and matters of record.

12.1.4

Litigation.  Seller has not received written notice of any litigation, claim, audit, action, or proceeding pending against the Property in any manner.  Seller has not received written notice of any threatened litigation, claim, audit, action, or proceeding by any public board or body, any governmental or administrative agency or instrumentality, any Tenant, or by any other person or entity against the Property in any manner.

12.1.5

Condemnation.  Seller has not received written notice of any pending or threatened condemnation, environmental, zoning or other land-use regulation proceeding against the Property or any portion thereof.

12.1.6  Zoning and Violations.  Seller has not received written notice of any alleged violation of any fire, zoning, building, or health law, regulation or ruling, whether federal, state or local, or of any other alleged violation of law with respect to the Property.

12.1.7  Environmental.  With respect to environmental matters affecting the Property:

(i)

To Seller’s actual knowledge, the Property is not in violation of any of the Environmental Laws.  Neither Seller, nor to Seller’s actual knowledge any third party, has engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under or in the Property, or transported any Hazardous Materials to, from or across the Property, in either event in violation of the Environmental Laws.  Seller has not given notice to any Tenant regarding any such activity.

(ii)

Seller has not received written notice that, nor to Seller’s actual knowledge have, any Hazardous Materials migrated from other properties upon or beneath the Property.

12.1.8  Compliance.  Seller has not received written notice that the Property, including the Improvements, and the use and operation thereof, are not in compliance with all applicable laws, ordinances, rules and regulations.  Seller has not received from any insurance company or Board of Fire Underwriters any notice of any defect or inadequacy in connection with the Property or its operation.

12.1.9  Survival.  Seller shall only be liable to Bedford hereunder for a breach of a representation and warranty made herein with respect to which (i) Bedford delivers written notice to Seller on or before that date which is one year after the Closing Date, which notice shall set forth with reasonable detail the pertinent facts of the alleged misrepresentation or breach of warranty, and (ii) if Bedford and Seller are unable to reach mutually agreeable resolution in connection with the alleged misrepresentation or breach of warranty, Bedford commences legal action against Seller on or before that date which is one (1) year after the Closing Date.

12.1.10  Definition of “Seller’s Knowledge.”  All references in this Agreement to “Seller’s actual knowledge” or words of similar import shall refer to the actual knowledge of Robert J. Searles, Donald E. Russell, Chris Downey and Dougall Agan, who Seller represents are the individual representatives of Seller in the best position to have knowledge about the matters described above in this Section 12.1 with respect to the Property.

12.2

Bedford Warranties.  Bedford hereby represents and warrants to Seller as follows (each of which representations and warranties is true and correct on the date hereof and will be true and correct on (and restated as of) the Closing Date, and each of which shall survive the Closing Date):

12.2.1

Authority.  Bedford has all necessary power and authority to own, use and transfer its properties (including the Property) and to transact the business in which it is engaged, and holds all licenses and permits necessary and required therefore, and has full power and authority to enter into this Agreement, to execute and deliver the documents required of Bedford herein, and to perform its obligations hereunder.

12.2.2

Approvals.  Bedford is duly authorized to execute, deliver and perform this Agreement and all documents and instruments and the transaction contemplated hereby or incidental hereto without approval or consent from any party; and this Agreement and the other documents required of Bedford hereunder shall be binding on and enforceable against Bedford.

ARTICLE 13
“AS IS” SALE

13.1

Not Relying on Seller.  Bedford accepts the Property “AS IS” without representation or warranty of any kind, whether express or implied, by Seller as to physical condition or otherwise except as expressly provided in this Agreement.  Bedford shall rely upon its own inspection and its own professional advisors in its examination of the Property and all improvements thereon, and Bedford is not relying in any way upon any representations, statements, agreements, warranties, studies, reports, descriptions, guidelines or other information or material furnished by Seller or Seller’s affiliates, whether oral or written, express or implied, of any nature whatsoever regarding such matters, except as otherwise expressly set forth herein.  Bedford hereby represents, warrants, and covenants to Seller that, prior to the end of the Inspection Period, Bedford will conduct Bedford’s own investigation of the Property and the physical condition thereof, all matters concerning the Property with respect to taxes, assessments, income and expense data, bonds, permissible uses, zoning, covenants, conditions and restrictions, and other matters which in Bedford’s judgment are necessary or advisable or might affect or influence Bedford’s use of the Property, or bear upon the value and suitability of the Property for Bedford’s intended purposes, or Bedford’s willingness to enter into this Agreement.  Bedford shall provide Seller, upon request and at no cost or expense to Seller, with the results of any investigation of the Property performed by Bedford.  Bedford recognizes that Seller would not sell the Property except on an “AS IS” basis, and acknowledges that Seller has made no representations or warranties of any kind in connection with the Property, except as expressly provided in Article 12 above.

13.2

Release.

13.2.1

Effective as of the Closing Date, Bedford hereby unconditionally and irrevocably waives, relinquishes and releases Seller and Seller’s affiliates from and against any and all liabilities, costs, expenses, obligations and claims, whether present or future, relating to (A) the condition of the Property, including, without limitation, any of the matters listed in Section 13.1 above, except to the extent relating to a breach by Seller of the representations, warranties and covenants of Seller in this Agreement, or (B) “Environmental Damages” (as hereinafter defined) to Bedford arising from, out of or in respect of any violation of “Environmental Requirements” (as hereinafter defined) or the presence of “Hazardous Substances” (as hereinafter defined) on, under, in or about the Real Property, except to the extent relating to a breach by Seller of the representations, warranties and covenants of Seller in this Agreement.  Bedford, after consultation with legal counsel, and with full knowledge of the consequences of its actions, waives the provisions of California Civil Code Section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

BEDFORD’S INITIALS:  ______

For all purposes of this Agreement, the following terms have the following meanings when used herein;

(1)

“Environmental Requirements” means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: (A) all requirements pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Substances into the air, surface water, groundwater, or Real Property, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances; and (B) all requirements pertaining to the protection of the health and safety of employees or the public.

(2)

“Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time as a result of the existence of Hazardous Substances upon, about, or beneath the Real Property or migrating or threatening to migrate to or from the Real Property, or the existence of a violation of Environmental Requirements pertaining to the Real Property, regardless of whether the existence of such Hazardous Substances or the violation of Environmental Requirements arose prior to the present ownership or operation of the Real Property, and including without limitation:

1.

Damages for injury to property or natural resources occurring upon or off of the Real Property, foreseeable or unforeseeable, lost profits, consequential damages, the cost of demolition or rebuilding of any improvements on real property, interest and penalties;

2.

Fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Substances or violation of Environmental Requirements with respect to the Real Property, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Real Property or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions;

3.

Liability to any third person or governmental agency to indemnify or otherwise reimburse or pay such person or agency for costs expended in connection with the items referenced in subparagraph 2 above; and

4.

Diminution in the value of the Real Property, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of all or any portion of the Real Property.

(3)

“Hazardous Substances” means any substance; (A) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (B) which is or becomes defined as a “hazardous waste,” “hazardous substance,” pollution or contamination under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (C) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or otherwise hazardous and is or becomes regulated by any governmental authority, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (D) the presence of which on the Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Real Property; (E) the presence of which on adjacent properties could constitute a trespass by Seller; (F) which contains (without limitation) gasoline, diesel fuel or other petroleum hydrocarbons, (G) which contains (without limitation) polychlorinated bypheynyls (PCBs), asbestos or urea formaldehyde foam insulation, or (H) radon gas.

ARTICLE 14
LIQUIDATED DAMAGES

14.1

BEDFORD’S LIQUIDATED DAMAGES.  THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH UPON THE QUESTIONS OF DAMAGES TO BE SUFFERED BY SELLER IN THE EVENT BEDFORD DEFAULTS UNDER THIS AGREEMENT AND THE CLOSING DOES NOT OCCUR AS A RESULT, AND THEY HEREBY AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF SUCH A BREACH WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE.  ACCORDINGLY, THE PARTIES AGREE THAT LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT THEN MADE UNDER THIS AGREEMENT ARE AND WILL BE REASONABLE.  IN THE EVENT OF SUCH DEFAULT AND FAILURE TO CLOSE, SELLER’S SOLE RECOURSE SHALL BE TO RECEIVE SUCH LIQUIDATED DAMAGES, AND BEDFORD SHALL HAVE NO ADDITIONAL LIABILITY WHATSOEVER.

INITIALS:

Seller: ___________

Bedford: ___________

14.2

Seller’s Default.  If the sale of the Property is not consummated because of a default under this Agreement on the part of Seller, Bedford may either (1) terminate this Agreement by delivery of notice of termination to Seller, whereupon (a) the Deposit shall be immediately returned to Bedford, and (b) Seller shall pay to Bedford any title, escrow, legal and inspection fees incurred by Bedford and any other expenses incurred by Bedford in connection with the performance of its due diligence review of the Property, including, without limitation, environmental and engineering consultants’ fees and expenses, and neither party shall have any further rights or obligations hereunder except otherwise expressly provided herein, or (2) continue this Agreement pending Bedford’s action for specific performance and/or damages hereunder, including Bedford’s costs and expenses incurred hereunder.

ARTICLE 15
BROKER’S COMMISSION

Seller and Bedford each represents and warrants to the other that it has not used any broker, agent, finder or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable, other than the Broker.  Seller shall pay a commission to the Broker in accordance with the terms of a separate agreement.  Each party indemnifies and agrees to defend, protect and hold the other harmless from any claims resulting from the breach by the indemnifying party of the warranties and representations in this Section.

ARTICLE 16
GENERAL PROVISIONS

16.1

Notice.  Any notice, request, demand, consent, approval or other communication (any of which is hereinafter called “Notice”) provided or permitted under this Agreement shall be in writing, signed by the party giving such Notice, and shall be deemed to have been given:  (a) upon hand delivery, (b) one day after being deposited with Fed Ex or another reliable overnight courier service, (c) upon delivery if transmitted by facsimile, or (d) two days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to Bedford:

Bedford Property Investors, Inc.

270 Lafayette Circle

Lafayette, CA 94549

Attn.:  Stephen M. Silla

Fax:  (925) 283-8480

and a copy to:

Bedford Property Investors, Inc.

270 Lafayette Circle

Lafayette, CA 94549

Attn.:  Dennis Klimmek

Fax:  (925) 283-8480

If to Seller:

Foothill-Operon I LLC

c/o Searles Devcorp., Inc.

3501 Jamboree Road, Suite 2000

Newport Beach, CA 92660

Attn.:  Robert Searles

Fax:  (949) 725-9450

With copies to:

Foothill Ranch Company

27422 Portola Parkway, Suite 300

Foothill Ranch, CA 92610

Attn.:  Chris Downey

Fax:  (949) 581-4574

And:

Latham & Watkins LLP

650 Town Center Drive, Suite 2000

Costa Mesa, CA 92626

Attn:  Kenneth A. Wolfson, Esq.

Fax:  (949) 755-8290

If to Escrow Holder:

To the address set forth in Section 1.2.6.

Any party may change its address for purpose of receipt of any such Notice by providing notice as set forth herein.

16.2

Headings.  The titles and headings of the various Articles and sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

16.3

Severability.  If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

16.4

Attorneys’ Fees.  If a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs, attorneys’ fees and disbursements.  Attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment.  Such attorneys’ fees obligation is intended to be severable from the other provision of this Agreement and to survive and not be merged into any such judgment.

16.5

Integration.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by the party against whom enforcement is sought.  All exhibits attached hereto are incorporated herein by reference.

16.6

Successors and Assigns.  This Agreement and all covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assignees.

16.7

Assignment.  Neither party may assign its rights hereunder without the prior written consent of the other party except that Bedford may assign this Agreement to a special purpose entity if required by the lender in the New Loan and provided that Bedford wholly owns such special purpose entity.

16.8

Time of the Essence.  Time is of the essence of every provision of this Agreement.

16.9

Possession.  Possession of the Property shall be delivered to Bedford on the Closing Date, subject to existing Leases and matters of record.

16.10

Construction.  The parties acknowledge that with respect to the transactions contemplated herein:  (a) each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto; (b) neither party has received from the other any accounting, tax, legal or other advice; and (c) each party has relied solely upon the advice of its own accounting, tax, legal and other advisor.

16.11

Representations.  All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement shall be deemed to be material, and shall survive the Closing Date and the recordation of the Deed for a period of one year.  All other obligations of Seller and Bedford stated in this Agreement, including the indemnification set forth in Article 13, shall survive the Closing Date.

16.12

Confidentially and Publicity.  The parties shall at all times keep this transaction and any documents received from each other confidential, except to the extent necessary to (a) comply with applicable law and regulations, or (b) carry out the obligations set forth in this Agreement.  Any such disclosure to third parties shall indicate that the information is confidential and should be so treated by the third party.  Seller shall not make any press release or other public disclosure concerning this transaction without the prior written consent of Bedford.

16.13

Counterpart and Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which is deemed an original, but all of which when taken together shall constitute one agreement.  Signatures received by facsimile transmission shall be of the same force and effect as original signatures.

16.14

Governing Law.  The laws of the State of California shall govern this Agreement and any question arising hereunder shall be construed or determined according to such law.

16.15

No Offer.  The submittal of a draft of this Agreement, or the execution of this Agreement by either party, shall not constitute an offer.  Neither party to this Agreement shall be bound to any of its terms until both parties have executed this Agreement and each party has received an original or facsimile signature copy.

ARTICLE 17
1031 EXCHANGE

Seller agrees to cooperate with Bedford in completing an exchange qualifying for nonrecognition of gain under Code Section 1031 and the applicable provisions of the California Revenue and Taxation Code.  Bedford reserves the right to convert this transaction to an exchange at any time before the Closing Date.  Bedford and Seller agree, however, that consummation of the transaction contemplated by this Agreement is not predicated or conditioned on completion of such an exchange.  If Bedford elects to complete an exchange, Seller shall execute all escrow instructions, documents, agreements, or instruments reasonably requested by Bedford to complete the exchange.  Seller shall incur no additional liabilities, expenses, or costs as a result of or connected with the exchange, there shall be no delay in the Closing Date as a result of such exchange and Seller shall have no liability to take title to any other property in connection with any such exchange.

Foothill/Purchase Contract/12/17/03

 OC\628344.5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SELLER:

FOOTHILL-OPERON I, LLC,
a California limited liability company

By:

  /s/ Robert J. Searles

ROBERT J. SEARLES, Member

By:

  /s/ Donald E. Russell

DONALD E. RUSSELL, Member

By:

FOOTHILL 6-IV/8-10, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:  /s/ Chris Downey

Its:  Vice President

By:

FOOTHILL 6-IV/11, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:  /s/ Chris Downey

Its:  Vice President

Foothill/Purchase Contract/12/17/03

 OC\628344.5

BEDFORD:

Bedford Property Investors, Inc.,
a Maryland corporation

By:  /s/ Stephen M. Silla

        Stephen M. Silla,

        Senior Vice President

Foothill/Purchase Contract/12/17/03

 OC\628344.5

EXHIBIT A

Legal Description

If no legal description for the Property is included at the time of signing this Agreement, the legal description for the Property shall be as shown on the approved Title Commitment.

#

Foothill/Purchase Contract/12/17/03

 OC\628344.5

EXHIBIT B

Description of Personal Property

The following Personal Property is to be conveyed by Seller to Bedford in accordance with the terms of this Agreement.  Unless the word “None” is set forth below, if no property is listed on this Exhibit B the list of Personal Property shall be agreed upon by Bedford and Seller within twenty days after the Agreement Date.

Interior plants.

EXHIBIT C

RECORDING REQUESTED BY AND

)

WHEN RECORDED MAIL TO:

)

)

Bedford Property Investors, Inc.

)

270 Lafayette Circle

)

Lafayette, CA, 94549

)

Attention:  Diana Green

)

)

Above Space for Recorder’s Use Only

GRANT DEED

The undersigned Grantor declares that Documentary Transfer Tax is not part of the public records and is being paid in accordance with a separate statement:

FOR VALUE RECEIVED, Foothill-Operon I, LLC, a California limited liability company (“Grantor”), grants to Bedford Property Investors, Inc., a Maryland corporation (“Grantee”), all that certain real property (“Property”) located in the County of Orange, State of California, as more particularly described on Exhibit A attached hereto.

This Grant Deed is made by Grantor and accepted by Grantee subject to: (i) non-delinquent real property taxes and assessments; (ii) all covenants, conditions, restrictions and easements and all rights of way and other matters of record; (iii) all matters ascertainable by a reasonable inspection or survey of the Property; and (iv) all matters affecting the condition of title to the Property suffered or created by or with the written consent of Grantee.

MAIL TAX STATEMENTS TO PARTY SHOWN ON FOLLOWING LINE; IF NO PARTY SO SHOWN, MAIL AS DIRECTED ABOVE.

Name

Street Address

City and State

IN WITNESS WHEREOF, Grantor has executed this Grant Deed this ____ day of _________, 2003.

GRANTOR:

FOOTHILL-OPERON I, LLC,
a California limited liability company

By:

ROBERT J. SEARLES, Member

By:

DONALD E. RUSSELL, Member

By:

FOOTHILL 6-IV/8-10, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:

Its:

By:

FOOTHILL 6-IV/11, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:

Its:

STATE OF CALIFORNIA

)

) ss.

COUNTY OF ______________

)

On _____________, 2003, before me, _________________, a Notary Public in and for said County and State, personally appeared _______________________, known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on this instrument the person, or the entity on behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

__________________________

Notary Public

DO NOT RECORD

FILOR REQUESTS

DO NOT RECORD STAMP VALUE

(THIS FORM MUST BE EXECUTED BY EITHER GRANTOR OR GRANTEE)

DECLARATION OF TAX DUE:

SEPARATE PAPER:

(Revenue and Taxation Code 11932-11933)

NOTE:  This Declaration is not a public record

DOCUMENT #

Property located in:

[   ]

Unincorporated

[   ]

City of Lake Forest

APN:

______________

DOCUMENTARY TRANSFER TAX

$   _____________

[   ]

Computed on full value

[   ]

Computed on full value less liens or encumbrances remaining at the time of conveyance

CITY CONVEYANCE TAX

$   ______________

“I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.”

__________________, 2003

BEDFORD PROPERTY INVESTORS, INC.

BY: ___________________________________

        Signature

       ___________________________________

        Print Name

              BEDFORD PROPERTY INVESTORS, INC.

         (Firm Name)

DO NOT RECORD

EXHIBIT D

Bill of Sale and Assignment

This Bill of Sale and Assignment is made this ___ day of ___________, 2003, by and between Foothill-Operon I, LLC, a California limited liability company (“Assignor”), and Bedford Property Investors, Inc., a Maryland corporation (“Assignee”).

1.

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, transfers, assigns and conveys to Assignee, the following:

a.

All right title and interest of Assignor, if any, in and to all tangible personal property (“Personal Property”) located on, and used exclusively in connection with the management, maintenance or operation of that certain land and improvements located in the County of Orange, State of California, as more particularly described in Exhibit 1 attached hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned by the tenants of the Real Property or owned by other third parties or leased to Seller and excluding fixtures and improvements which are being transferred to Assignee by a Grant Deed to be recorded in the County Recorder’s Office in the County of Orange (“Deed”).

b.

All right, title and interest of Assignor, if any, in and to any warranties pertaining to the Real Property, any trade names of the Property, any logos, signs, trademarks, telephone listings, permits and licenses for the Property.

2.

This Bill of Sale and Assignment is given pursuant to that certain Purchase Agreement and Escrow Instructions (the “Agreement”) dated as of October ___, 2003, between Assignor and Assignee, providing for, among other things, the conveyance of the Personal Property.

3.

The Personal Property conveyed hereunder is conveyed by Assignor and accepted by Assignee as is, where is, and without any warranties regarding the existence, location or condition of any Personal Property or any other warranties of whatsoever nature, express or implied, regarding the Personal Property.  It is the intention of Assignor and Assignee expressly to negate and exclude all warranties, including, without limitation, the implied warranties of merchantability and fitness for any particular purpose.

4.

Assignee hereby accepts the assignment of the Personal Property and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date of the recording of the Deed.

5.

Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations arising from and accruing on or after the date of the recording of the Deed.

6.

This Bill of Sale and Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale and Assignment as of the date first above written.

ASSIGNOR:

FOOTHILL-OPERON I, LLC,
a California limited liability company

By:

ROBERT J. SEARLES, Member

By:

DONALD E. RUSSELL, Member

By:

FOOTHILL 6-IV/8-10, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:

Its:

By:

FOOTHILL 6-IV/11, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:

Its:

ASSIGNEE:

BEDFORD PROPERTY INVESTORS, INC.,
a Maryland corporation

By:  ______________________________

        Stephen M. Silla,

        Senior Vice President

EXHIBIT E

Rent Roll

Tenants at 26632, 26642 and 26672 Towne Centre Drive, Foothill Ranch, California as of the Agreement Date:

Tenant	Rentable Sq. Feet	Lease End Date	Monthly Rent	Security Deposit	Options	Lease Type
			$	$		NNN
			$	$		NNN
			$	$		NNN
			$	$		NNN

EXHIBIT F

Notice To Tenants

______________, 2003

Tenant:

___________________________

___________________________

___________________________

Re:

_____________________

_____________________

You are hereby notified that as of the date of this letter, Foothill-Operon I, LLC, a California limited liability company sold the captioned property to Bedford Property Investors, Inc., a Real Estate Investment Trust (“Bedford”).  Effective today, all lease payments and other charges due under your lease, including delinquent rent, are to be paid to Bedford at the following address:

Bedford Property Investors, Inc.

Lockbox #73048 – [Towne Centre Plaza]

P. O. Box 60000

San Francisco, CA 94160-3048

The on-site management of the property will be handled by Bedford Property Investors.  Any notices relating to operational matters at the property should be sent to Bedford Property Investors, 3002 Dow Avenue, Suite 220, Tustin, CA 92780, Attention:  Mark Yorita (the “Property Manager”).  Please also send a copy of the notice to James R. Moore, Jr. at the address in the next paragraph.

All legal notices under your lease should be sent to Bedford Property Investors, Inc., 270 Lafayette Circle, Lafayette, CA 94549, Attention:  James R. Moore, Jr., Chief Operating Officer.

Bedford acknowledges that it is now responsible for your security deposit in the amount of $_______.

Foothill/Purchase Contract/12/17/03

 OC\628344.5

If you are required to furnish a certificate of liability insurance to the landlord under your present lease agreement, please obtain such certificate promptly, naming Bedford Property Investors, Inc. as an additional insured.  Send the required certificates to Bedford to the attention of the Property Manager identified above.  Thank you.

Sincerely,

Bedford Property Investors, Inc.

By:  ______________________________

Mark Yorita

Vice President

Foothill-Operon I, LLC, a California limited liability company

By:  ______________________________

Name:  ____________________________

Title:  _____________________________

Foothill/Purchase Contract/12/17/03

 OC\628344.5

EXHIBIT G

FINANCIAL AGREEMENT AND ESCROW INSTRUCTIONS

This Financial Agreement and Escrow Instructions (the “Financial Agreement” or “Instructions”), with an Effective Date of October ___, 2003, is entered into by and between Bedford Property Investors, Inc., a Maryland corporation (“Bedford”), and Foothill-Operon I, LLC a California limited liability company (“Owner”).

RECITALS

A.

On October ___, 2003, pursuant to that certain Purchase Agreement and Escrow Instructions dated October ___, 2003 (the “Purchase Agreement”), Bedford purchased from Owner that certain real property commonly described as 26632, 26642 and 26672 Towne Centre Drive, in the City of Lake Forest, Orange County, California, along with the three buildings containing approximately 205,077 net rentable square feet of space located thereon (hereinafter the “Property”).

B.

Owner and Bedford agree that a portion of the Purchase Price will be held in a separate escrow account as security for certain obligations of Owner.  Owner has guaranteed the payment to Bedford of certain gross rent amounts on the Vacant Suites in accordance with Section 10.3 of the Purchase Agreement (the “Owner Obligations”).

C.

This Financial Agreement is being established for the purpose of having Escrow Holder receive the funds, apply and disburse payments and otherwise perform as provided herein, for the benefit of Owner and Bedford.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and other mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

1.

Vacant Suites.  Set forth on Exhibit 1 attached hereto and incorporated herein by this reference is a list of the Vacant Suites on the Property for which Owner has guaranteed the Owner Obligations.

2.

Financial Agreement Funds.  Owner and Bedford hereby acknowledge and agree that the sum of $323,215.20 (“Holdback Monies”) is the maximum amount of the Owner Obligations.  Owner agrees to deposit said sum with Escrow Holder out of the Purchase Price funds at closing under the Purchase Agreement to be held and administered by Escrow Holder in accordance with the provisions hereof.  Escrow Holder is hereby authorized and instructed to receive, deposit, hold and disburse the Holdback Monies pursuant to the terms and provisions of this Financial Agreement.

3.

Interest-Bearing Account.  Escrow Holder shall place the Holdback Monies in an interest bearing, market interest or similar income account (the “Account”) as hereinafter directed by Owner and Bedford.  Interest on the Holdback Monies shall remain part of the Account until the completion of the Owner Obligations.  Owner hereby grants Bedford a security interest in and to the Holdback Monies to secure the Owner Obligations and the Holdback Monies shall be deemed to be held by Escrow Holder for Bedford subject only to the duties to return monies to Owner set forth herein and in the Purchase Agreement.

4.

Rent Disbursements.  Escrow Holder shall disburse to Bedford at the first of each month the amount of “Monthly Rent Payment” for each of the Vacant Suites shown on Exhibit 1 subject to the reductions set forth in the remainder of this paragraph.  If Owner has obtained a Qualifying Lease as to any Vacant Suite shown on Exhibit 1, and the Tenant is occupying and paying rent on said Vacant Suite, there shall be no further Monthly Rent Payment made to Bedford under this Financial Agreement as to that Vacant Suite.  In addition, Owner shall be entitled to a refund from the Holdback Monies a sum computed by subtracting all of the Monthly Rent Payments made under this Financial Agreement as to that Vacant Suite from the Maximum Total Expense for that Vacant Suite as shown on Exhibit 1.  For example, if a tenant entered into a Qualifying Lease for Vacant Suite A-220 with rent commencing on the fifth month after the Closing Date, Owner would be entitled to a refund of $37,884.00 [$56,826.00 – ($4,735.50 * 4)] from the Holdback Monies.  If any tenant commences paying rent on any Vacant Suite after the first day of any month and if Bedford has drawn the rent for that period from the Account, then Bedford shall reimburse to Owner, within five (5) business days of receipt of the same, a pro rata portion of the Monthly Rent Payment made to Bedford with respect to that Vacant Suite for such month with such pro rata share being based upon the actual number of days in such month and the number of days remaining in such month from and after the commencement of rent with respect to such Qualifying Lease.

5.

Final Disbursement.  At the end of the Guarantee Period and after paying Bedford all sums owed hereunder, Escrow Holder is instructed to disburse to Owner the balance of all Holdback Monies; including any interest on the Holdback Monies.

6.

Bedford Request for Reimbursement.  Prior to any payment, refund or reimbursement from the Holdback Monies, or any portion thereof, to or for the benefit of Bedford in accordance with these Instructions, Bedford shall give written Notice (the “Request Notice”) to Escrow Holder and Owner of such request, claim or entitlement (“Request”) and the basis and purpose thereof.  Unless Owner objects to such Request by Notice in writing to Bedford and Escrow Holder within three business days after receipt by Escrow Holder and Owner of the Request Notice, Escrow Holder shall disburse to or for the benefit of Bedford the amount so requested as stated in the Request Notice.  If Owner has timely objected thereto, Escrow Holder shall not disburse the requested monies pending resolution of the conflicting claims or of any interpleader resulting therefrom.

7.

Owner Request for Reimbursement.  Except as set forth in Section 5 above, prior to any payment, refund or reimbursement from the Holdback Monies, or any portion thereof, to or for the benefit of Owner in accordance with these Instructions, Owner shall give a Request Notice to Escrow Holder and Bedford of such Request and the basis and purpose thereof.  Unless Bedford objects to such Request by Notice in writing to Owner and Escrow Holder within three business days after receipt by Escrow Holder and Bedford of the giving of such notice, Escrow Holder shall disburse to or for the benefit of Owner the amount so requested as stated in the Request Notice.  If Bedford has timely objected thereto, Escrow Holder shall not disburse the requested monies pending resolution of the conflicting claims or of any interpleader resulting therefrom.

8.

Escrow Disbursement.  Bedford and Owner authorize Escrow Holder, after expiration of the three business day periods in Paragraphs 6 and 7 above without objection from another party hereto, to act and rely upon the Request and the instructions of Bedford and Owner.

9.

Method of Disbursement.  Disbursement of any funds may be made by wire transfer or by checks of Escrow Holder from the Account.  Escrow Holder shall be under no obligation to disburse any funds represented by check or by draft, and no check or draft shall be payment to Escrow Holder in compliance with any requirements of the party giving said check or draft, until it is advised by the bank which issued such check or draft that such check or draft has been honored, unless Escrow Holder specifically agrees in writing to accept liability for the sufficiency thereof.

10.

Conflict Resolution.  Owner and Bedford authorize Escrow Holder, in the event any conflicting Request is made upon Escrow Holder concerning these Instructions, or in the event of any objection by Bedford or Owner to a Request received from the other, as provided in Paragraphs 6 and 7 above, to hold any money and documents deposited pursuant to these Instructions, until a final decision has determined the rights of Bedford and Owner, or to interplead said parties, monies or documents.  Deposit by Escrow Holder of said monies or documents, after deducting therefrom its reasonable charges, expenses and attorneys’ fees incurred in connection with any such arbitration, shall relieve Escrow Holder of all further liability and responsibility, save and except any liability or responsibility arising from Escrow Holder’s negligence or willful misconduct.

11.

Additional Documents.  Bedford and Owner shall deliver to Escrow Holder all documents, and do or cause to be done all other things necessary, in the reasonable judgment of Escrow Holder, to enable it to comply with these Instructions.

12.

Hold Harmless.  Bedford and Owner, except for Escrow Holder’s negligence or willful misconduct, will indemnify and save harmless Escrow Holder against all reasonable costs, damages, attorneys’ fees, expert witness fees, expenses and liabilities as determined by a court and not by a jury, which Escrow Holder may incur or sustain in connection with these Instructions or any court action arising therefrom, and will pay the same upon demand.

13.

Amendment.  Bedford and Owner agree and direct that no notice of any amendment or change and no change in these Instructions shall be of effect unless given in writing and accepted by Escrow Holder, and signed by both Bedford and Owner, and that these Instructions together with any subsequent instructions given mutually by Bedford and Owner to Escrow Holder in connection herewith, shall constitute the complete Instructions, notwithstanding any agreement which Bedford or Owner may have concerning the Holdback Monies or any documents or other monies deposited with Escrow Holder.

14.

Document Retention.  Escrow Holder may destroy its file and contents therein three years after the date of the final disbursement of funds from the Holdback Monies in accordance herewith.  No action against Escrow Holder arising under these Instructions shall be commenced more than three years from the date of the occurrence of the act or matter upon which the cause of action is predicated.

15.

Escrow Resignation.  If Escrow Holder is unable or unwilling in its sole discretion to comply with these Instructions for any reason and without specific cause, Escrow Holder is entitled to resign upon written notice of resignation mailed to the parties at least 20 days prior to the effective date of such resignation, at which time Escrow Holder is directed to pay the balance of the Holdback Monies and any other funds then held by Escrow Holder, and deliver any documents held by Escrow Holder, to the party entitled to same, or to interplead any said funds and documents in accordance with the provisions herein.

16.

Notices.  Any notice, request, demand, consent, approval or other communication (any of which is hereinafter called “Notice”) provided or permitted under this Financial Agreement shall be in writing, signed by the party giving such Notice, and shall be deemed to have been given:  (a) upon hand delivery, (b) one day after being deposited with Fed Ex or another reliable overnight courier service, (c) upon delivery if transmitted by date stamped facsimile, or (d) two days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to Bedford:

Bedford Property Investors, Inc.

270 Lafayette Circle

Lafayette, CA 94549

Attn.:  Stephen M. Silla

Phone:  (925) 299-4203

Fax:  (925) 283-8480

With a copy to:

Bedford Property Investors, Inc.

3002 Dow Avenue, Suite 220

Tustin, CA 92780

Attn.:  Mark Yorita

Phone:  (714) 544-7144

Fax:  (714) 838-8353

If to Owner:

Foothill-Operon I LLC

c/o Searles Devcorp., Inc.

3501 Jamboree Road, Suite 2000

Newport Beach, CA 92660

Attn.:  Robert Searles

Fax:  (949) 725-9450

With copies to:

Foothill Ranch Company

27422 Portola Parkway, Suite 300

Foothill Ranch, CA 92610

Attn.:  Chris Downey

Fax:  (949) 581-4574

And:

Latham & Watkins LLP

650 Town Center Drive, Suite 2000

Costa Mesa, CA 92626

Attn:  Kenneth A. Wolfson, Esq.

Fax:  (949) 755-8290

To Escrow Holder:

First American Title Insurance Company

1850 Mt. Diablo Blvd., Suite 300

Walnut Creek, CA  94596

Attention:  Pamela Nicolini

Phone:  (925) 927-2173

Fax:  (925) 927-2180

Escrow No.:  ________________

17.

Document Conflict.  In the event of any conflict between the provisions of this Financial Agreement and the Purchase Agreement, or in the event of any inconsistencies or ambiguities, the terms of the Purchase Agreement shall prevail.  This Financial Agreement does not alter any obligations of the parties found in the Purchase Agreement.

18.

Counterparts.  These Instructions may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which together will constitute one binding agreement.

19.

Defined Terms.  Capitalized terms used herein and not defined herein shall have the meaning given to them in the Purchase Agreement.

20.

Attorney’s Fees.  In any action between the parties to enforce any of the terms of this Financial Agreement, the prevailing party shall be entitled to recover all expenses, including, but not limited to, reasonable attorney’s fees.

21.

Governing Law.  This Financial Agreement is intended to be performed in the State of California and shall be construed and enforced in accordance with the laws of the State of California.

22.

Binding Effect.  The terms, conditions, provisions and undertakings of this Financial Agreement shall be binding upon and inure to the benefit of each of the parties, their respective heirs, personal representatives, successors and assigns.

23.

Construction.  The parties acknowledge that each party and its counsel have reviewed and approved this Financial Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Financial Agreement or any amendments or exhibits hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Financial Agreement as of the Effective Date

OWNER:

FOOTHILL-OPERON I, LLC,
a California limited liability company

By:

ROBERT J. SEARLES, Member

By:

DONALD E. RUSSELL, Member

By:

FOOTHILL 6-IV/8-10, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:

Its:

By:

FOOTHILL 6-IV/11, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:

Its:

BEDFORD:

Bedford Property Investors, Inc., a Maryland corporation

By:  _____________________________

        Stephen M. Silla,

        Senior Vice President

AGREED AND ACCEPTED:

First American Title Insurance Company

By:

Its:

	Exhibit 1

Owner Holdback:

	Monthly	Maximum
	Rent	Total
Suite No. – Sq. Ft.	Payment	Expense

A-220 – 2,255	$4,735.50	$56,826.00
C-330 – 4,785	$10,048.50	$120,582.00
C-350 – 629	$1,320.90	$15,850.80
C-360 – 5,157	$10,829.70	$129,956.40

Total – 12,826		$323,215.20

EXHIBIT H

FORM OF ASSIGNMENT OF LEASES

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the undersigned “Assignor” hereby assigns, transfers, sets-over and delivers unto BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (“Assignee”), all of the rights, benefits and privileges of Assignor in, to and under all the leases identified on Schedule 1 attached hereto and incorporated herein (collectively, the “Leases”); TO HAVE AND TO HOLD unto Assignee, its successors and assigns, forever.

Assignor will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee, any new or confirmatory instruments which Assignee may reasonably request, in order to fully assign and transfer to and vest in Assignee and to protect Assignee's right, title and interest in, to and under, the Leases or to otherwise realize upon or enjoy such rights therein and thereto.

Assignee hereby assumes all of the terms, covenants, and conditions to be performed by Assignor under the Leases on or after the date of this Assignment.  Assignee agrees to and shall indemnify and defend, Assignor, its officers, managers, members, partners, directors, employees, successors and assigns, and hold them harmless, from and against any and all claims, demands, losses and liabilities which arise or are alleged to arise from any act or omission in the exercise and performance of the rights and obligations hereunder assumed, or the ownership of or operation pursuant to the Leases; provided that the agreement to indemnify, defend and hold harmless shall only apply with respect to any loss, damage or injury which occurs from or after the date of this Assignment (i.e., the actual event of loss, damage or injury must occur from and after the date of this Assignment).  The provisions of this paragraph shall extend to and embrace costs and out-of-pocket, third-party expenses actually and reasonably incurred in the investigation and defense of any matter otherwise included within the scope of this paragraph.

As to any Lease for which Assignor does not provide Assignee an executed estoppel for the Tenant thereunder, Assignor agrees to and shall indemnify and defend, Assignee, its officers, managers, members, partners, directors, employees, successors and assigns, and hold them harmless, from and against any and all claims, demands, losses and liabilities which arise or are alleged to arise from any act or omission in the exercise and performance of the rights and obligations under such Lease; provided that the agreement to indemnify, defend and hold harmless shall only apply with respect to any loss, damage or injury which occurs prior to the date of this Assignment (i.e., the actual event of loss, damage or injury must occur prior to the date of this Assignment).  The provisions of this paragraph shall extend to and embrace costs and out-of-pocket, third-party expenses actually and reasonably incurred in the investigation and defense of any matter otherwise included within the scope of this paragraph.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Each counterpart may be delivered by facsimile transmission.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

If either party commences an action against the other party arising out of or in connection with this Assignment, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney’s fees and costs of suit.

#

Foothill/Purchase Contract/12/17/03

 OC\628344.5

IN WITNESS WHEREOF, Assignor has executed this Assignment as of _____ __, 2003.

ASSIGNOR:

FOOTHILL-OPERON I, LLC,
a California limited liability company

By:

ROBERT J. SEARLES, Member

By:

DONALD E. RUSSELL, Member

By:

FOOTHILL 6-IV/8-10, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:

Its:

By:

FOOTHILL 6-IV/11, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:

Its:

#

Foothill/Purchase Contract/12/17/03

 OC\628344.5

ASSIGNEE:

BEDFORD PROPERTY INVESTORS, INC.,
a Maryland corporation

By:

Name:

Title:

#

Foothill/Purchase Contract/12/17/03

 OC\628344.5

SCHEDULE 1

#

Foothill/Purchase Contract/12/17/03

 OC\628344.5

EXHIBIT I

FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS

This ASSIGNMENT AND ASSUMPTION OF CONTRACTS (“Assignment”), is entered into between FOOTHILL-OPERON I, LLC, a California limited liability company (“Assignor”), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (“Assignee”), as of ______________ __, 2003 (“Effective Date”).

RECITALS

.

Assignor has entered into, or assumed, those certain contracts listed on Exhibit 1 attached hereto (the “Agreements”).

.

Assignor desires to assign all of its rights, benefits, liabilities and obligations under the Agreements to Assignee.  Assignee desires to assume all of said rights, benefits, liabilities and obligations of Assignor under the Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

.

Recitals.  The above recitals are incorporated herein by reference.

.

Assignment and Assumption.  Assignor hereby transfers, assigns and conveys all of Assignor’s rights, interests, liabilities and obligations under the Agreements to Assignee.  Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all indemnities of Assignor under the Agreements assigned to it above.

.

Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.

.

Indemnity by Assignee.  Assignee hereby assumes all of the terms, covenants, and conditions to be performed by Assignor under the Agreements from and after the Effective Date.  Assignee agrees to and shall indemnify and defend Assignor, its officers, directors, managers, members, partners, employees, successors and assigns, and hold them harmless, from and against any and all claims, demands, losses and liabilities which arise or are alleged to arise from any act or omission in the exercise and performance of the rights and obligations hereunder assumed, or the ownership of or operation of the real property pursuant to the Agreements from and after the Effective Date.  The provisions of this paragraph shall extend to and embrace costs and out-of-pocket, third-party expenses actually and reasonably incurred in the investigation and defense of any matter otherwise included within the scope of this paragraph.

5.

Indemnity by Assignor.  Assignor hereby agrees to and shall indemnify and defend Assignee, its officers, directors, managers, members, partners, employees, successors and assigns, and hold them harmless, from and against any and all claims, demands, losses and liabilities which arise or are alleged to arise from any act or omission in the exercise and performance of the rights and obligations of Assignor under such Agreements to the extent arising prior to the Effective Date.  The provisions of this paragraph shall extend to and embrace costs and out-of-pocket, third-party expenses actually and reasonably incurred in the investigation and defense of any matter otherwise included within the scope of this paragraph.

6.

Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  Each counterpart may be delivered by facsimile transmission.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

7.

Attorney’s Fees.  If either party commences an action against the other party arising out of or in connection with this Assignment, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney’s fees and costs of suit.

[Signature Page Follows]

 OC\628344.5

Executed as of the date set forth above.

ASSIGNOR:

FOOTHILL-OPERON I, LLC,
a California limited liability company

By:

ROBERT J. SEARLES, Member

By:

DONALD E. RUSSELL, Member

By:

FOOTHILL 6-IV/8-10, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:

Its:

By:

FOOTHILL 6-IV/11, LLC,

a California limited liability company,

Member

By:

BUCK CORPORATION, INC.,

a California corporation,

Member

By:

Its:

 OC\628344.5

ASSIGNEE:

BEDFORD PROPERTY INVESTORS, INC.,
a Maryland corporation

By:

Name:
Title:

By:

Name:
Title:

 OC\628344.5

EXHIBIT 1

1)

FIRE SYSTEM MONITORING:  Greater Alarm

2)

ACCESS CONTROL:  Greater Alarm

3)

ELEVATOR MAINTENANCE/REPAIR:  Otis Elevator

4)

JANITORIAL MAINTENANCE:  United Building Services

5)

INTERIOR PLANT MAINTENANCE:  Green Earth Plantscaping

6)

HVAC SYSTEM MAINTENANCE:  Air Control Systems

7)

ANNUAL ROOF MAINTENANCE:  Rosscrete Roofing

8)

INTERIOR PEST CONTROL:  Terminex

 OC\628344.3